Exhibit 99.1
FARO Announces First Quarter Financial Results

LAKE MARY, FL, May 3, 2023 - FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced its financial results for the first quarter ended March 31, 2023.
“First quarter revenue remained strong at $85.0 million, growing 11% year-on-year, driven primarily by shipments of our new Focus Premium Laser Scanner,” said Michael Burger, President and Chief Executive Officer. “After experiencing delays in customer purchase decisions late in the first quarter due to a softening macroeconomic environment, we are implementing additional annualized cost saving initiatives in the range of $10 million to $20 million, to offset both the expected revenue impact and continued near-term inflationary pressures. Looking ahead, we continue to believe the combination of investments in our latest product innovations and the integration of recent acquisitions positions us well to capture the significant market opportunity inherent in digitalizing the physical world.”

First Quarter 2023 Financial Summary
•Total sales of $85.0 million, up 11% compared to the prior year period
•Software sales of $10.3 million or 12% of revenue, approximately flat with the prior year period due to the conversion of license revenue to subscription
•Recurring revenue of $16.7 million or 20% of revenue, down from 22% in the prior year period due to the strength in hardware sales
•Gross margin of 46.7%, compared to 53.5% in the prior year period with the reduction primarily as a result of material cost increases
•Non-GAAP gross margin of 47.6%, compared to 53.8% in the prior year period
•Operating expenses of $58.3 million, compared to $48.2 million in the prior year period which includes approximately $2.7 million in one-time expenses associated with a first quarter global sales conference
•Non-GAAP operating expenses of $48.8 million, compared to $44.2 million in the prior year period
•Net loss of $21.2 million, or ($1.12) per share compared to net loss of $9.7 million, or ($0.53) per share in the prior year period
•Non-GAAP net loss of $7.1 million, or ($0.38) per share compared to non-GAAP net loss of $2.5 million, or ($0.14) per share in the prior year period

•Adjusted EBITDA of ($5.5) million, or 6.5% of total sales compared to an approximate ($0.7) million, or 0.9% of total sales in the prior year period
•Cash and short-term investments of $88.6 million, compared to $37.8 million as of December 31, 2022
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.

Outlook for the Second Quarter 2023

For the second quarter ending June 30, 2023, FARO currently expects:
•Revenue in the range of $79 to $87 million
•Gross margin in the range of 44% to 47%. Non-GAAP gross margin in the range of 45% to 48%.
•Operating expenses in the range of $58.0 to $67.0 million. Non-GAAP operating expenses in the range of $45.0 to $46.5 million
•Net income (loss) per share in the range of ($1.80) to ($1.13). Non-GAAP net income (loss) per share in the range of ($0.47) to ($0.22).
Conference Call
The Company will host a conference call to discuss these results on Wednesday, May 3, 2023, at 5:00 p.m. ET. Interested parties can access the conference call by dialing (800) 267-6316 (U.S.) or +1 (203) 518-9783 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision, and immediacy. For more information, visit www.faro.com.

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, exclude the impact of purchase accounting intangible amortization expense and fair value adjustments, stock-based compensation, restructuring and other charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.
In addition, we present Adjusted EBITDA, which is calculated as net income (loss), excluding other (income) expense, net, stock-based compensation, and restructuring and other charges, as measures of our operating profitability. The most directly comparable GAAP measure to Adjusted EBITDA is net loss.
Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.
These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the outlook for the second quarter of 2023, demand for and customer acceptance of FARO’s products, FARO’s product acquisitions, development and product launches, and FARO's growth, investment, strategic and restructuring plans and initiatives, including but not limited to the timing and amount of cost savings and other benefits expected to be realized from our strategic initiatives. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will,” "intend," “continue,” "believe," "expect," "may," "could" or "should," and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;

•the outcome of the U.S. Government's review of, or investigation into, the GSA Matter;
•any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party;
•loss of future government sales;
•potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of general economic and financial market conditions, including in response to public health concerns;
•assumptions regarding the Company’s financial condition or future financial performance may be incorrect;
•the impact of fluctuations in foreign exchange rates and inflation rates; and
•other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 15, 2023, as supplemented by the Company’s Quarterly Reports on Form 10-Q, and in other SEC filings.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
(in thousands, except share and per share data)	March 31, 2023	March 31, 2022
Sales
Product	$65,240	$56,730
Service	19,727	19,926
Total sales	84,967	76,656
Cost of sales
Product	33,957	24,333
Service	11,294	11,297
Total cost of sales	45,251	35,630
Gross profit	39,716	41,026
Operating expenses
Selling, general and administrative	41,376	35,490
Research and development	12,718	12,128
Restructuring costs	4,238	600
Total operating expenses	58,332	48,218
Loss from operations	(18,616)	(7,192)
Other (income) expense
Interest expense	835	8
Other income, net	(220)	(13)
Loss before income tax expense	(19,231)	(7,187)
Income tax expense	1,933	2,500
Net loss	$(21,164)	$(9,687)
Net loss per share - Basic	$(1.12)	$(0.53)
Net loss per share - Diluted	$(1.12)	$(0.53)
Weighted average shares - Basic	18,816,110	18,240,299
Weighted average shares - Diluted	18,816,110	18,240,299

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$68,564	$37,812
Short-term investments	20,024	—
Accounts receivable, net	90,238	90,326
Inventories, net	50,886	50,026
Prepaid expenses and other current assets	45,830	41,201
Total current assets	275,542	219,365
Non-current assets:
Property, plant and equipment, net	19,505	19,720
Operating lease right-of-use assets	17,605	18,989
Goodwill	108,051	107,155
Intangible assets, net	48,793	48,978
Service and sales demonstration inventory, net	30,917	30,904
Deferred income tax assets, net	24,271	24,192
Other long-term assets	4,044	4,044
Total assets	$528,728	$473,347
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,888	$27,286
Accrued liabilities	26,180	23,345
Income taxes payable	7,282	6,767
Current portion of unearned service revenues	36,792	36,407
Customer deposits	6,389	6,725
Lease liabilities	5,479	5,709
Total current liabilities	105,010	106,239
Loan - 5.50% convertible Senior Notes	72,379	—
Unearned service revenues - less current portion	21,101	20,947
Lease liabilities - less current portion	13,287	14,649
Deferred income tax liabilities	11,897	11,708
Income taxes payable - less current portion	8,718	8,706
Other long-term liabilities	23	49
Total liabilities	232,415	162,298
Common stock - par value $0.001, 50,000,000 shares authorized; 20,276,813 and 20,156,233 issued, respectively; 18,902,121 and 18,780,013 outstanding, respectively	20	20
Additional paid-in capital	331,875	328,227
Retained earnings	25,624	46,788
Accumulated other comprehensive loss	(30,551)	(33,331)
Common stock in treasury, at cost - 1,376,351 and 1,382,367 shares held, respectively	(30,655)	(30,655)
Total shareholders’ equity	296,313	311,049
Total liabilities and shareholders’ equity	$528,728	$473,347

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2023	2022
Cash flows from:
Operating activities:
Net loss	$(21,164)	$(9,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,413	3,012
Stock-based compensation	3,634	2,867
Provisions for bad debts, net of recoveries	33	16
Loss on disposal of assets	69	112
Provision for excess and obsolete inventory	344	229
Deferred income tax expense (benefit)	562	66
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	2,378	1,449
Inventories	(1,530)	(2,065)
Prepaid expenses and other current assets	(4,219)	(3,313)
(Decrease) Increase in:
Accounts payable and accrued liabilities	(2,450)	(1,682)
Income taxes payable	(102)	1,261
Customer deposits	(433)	492
Unearned service revenues	121	206
Net cash used in operating activities	(18,344)	(7,037)
Investing activities:
Purchases of short-term investments	(20,024)	—
Purchases of property and equipment	(1,688)	(2,442)
Cash paid for technology development, patents and licenses	(1,820)	(2,612)
Net cash used in investing activities	(23,532)	(5,054)
Financing activities:
Payments on finance leases	(44)	(58)
Proceeds from issuance of convertible notes, net of discount and issuance cost	72,310	—
Payments for taxes related to net share settlement of equity awards	14	(916)
Net cash (used in) provided by financing activities	72,280	(974)
Effect of exchange rate changes on cash and cash equivalents	348	(1,732)
Increase (Decrease) in cash and cash equivalents	30,752	(14,797)
Cash and cash equivalents, beginning of period	37,812	121,989
Cash and cash equivalents, end of period	$68,564	$107,192

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2023	2022
Gross profit, as reported	$39,716	$41,026
Stock-based compensation (1)	272	199
Restructuring and other costs (2)	435	—
Non-GAAP adjustments to gross profit	707	199
Non-GAAP gross profit	$40,423	$41,225
Gross margin, as reported	46.7%	53.5%
Non-GAAP gross margin	47.6%	53.8%

Selling, general and administrative, as reported	$41,376	$35,490
Stock-based compensation (1)	(2,568)	(2,221)
Purchase accounting intangible amortization	(673)	(201)
Non-GAAP selling, general and administrative	$38,135	$33,068

Research and development, as reported	$12,718	$12,128
Stock-based compensation (1)	(794)	(447)
Purchase accounting intangible amortization	(499)	(545)
Non-GAAP research and development	$11,425	$11,136

Operating expenses, as reported	$58,332	$48,218
Stock-based compensation (1)	(3,362)	(2,668)
Restructuring and other costs (2)	(5,033)	600
Purchase accounting intangible amortization	(1,172)	(746)
Non-GAAP adjustments to operating expenses	(9,567)	(2,814)
Non-GAAP operating expenses	$48,765	$45,404

Loss from operations, as reported	$(18,616)	$(7,192)
Non-GAAP adjustments to gross profit	707	199
Non-GAAP adjustments to operating expenses	9,567	2,814
Non-GAAP loss from operations	$(8,342)	$(4,179)

Net loss, as reported	$(21,164)	$(9,687)
Non-GAAP adjustments to gross profit	707	199
Non-GAAP adjustments to operating expenses	9,567	2,814
Income tax effect of non-GAAP adjustments	(2,569)	(967)
Other tax adjustments (3)	6,383	3,937
Non-GAAP net loss	$(7,076)	$(3,704)

Net loss per share - Diluted, as reported	$(1.12)	$(0.53)
Stock-based compensation (1)	0.19	0.16
Restructuring and other costs (2)	0.29	0.03
Purchase accounting intangible amortization	0.06	0.04
Income tax effect of non-GAAP adjustments	(0.14)	(0.05)
Other tax adjustments (3)	0.34	0.21
Non-GAAP net loss per share - Diluted	$(0.38)	$(0.14)

(1) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(2) On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits.

(3) The other tax adjustments primarily relate to the impact of certain jurisdictions maintaining a full valuation allowance where benefit is not accrued on U.S. GAAP pre-tax book losses.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2023	2022
Net loss	$(21,164)	$(9,687)
Interest (income) expense, net	835	8
Income tax expense	1,933	2,500
Depreciation and amortization	3,978	3,012
EBITDA	(14,418)	(4,167)
Other (income) expense, net	(220)	(13)
Stock-based compensation	3,634	2,867
Restructuring and other costs (1)	5,468	600
Adjusted EBITDA	$(5,536)	$(713)
Adjusted EBITDA margin (2)	(6.5)%	(0.9)%

(1) On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits.

(2) Calculated as Adjusted EBITDA as a percentage of total sales.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	For the Three Months Ended March 31,
(in thousands)	2023	2022
Total sales to external customers as reported
Americas (1)	$42,343	$36,677
EMEA (1)	24,165	22,136
APAC (1)	18,459	17,843
	$84,967	$76,656

	For the Three Months Ended March 31,
(in thousands)	2023	2022
Total sales to external customers in constant currency (2)
Americas (1)	$43,059	$36,625
EMEA (1)	25,055	21,978
APAC (1)	19,818	17,791
	$87,932	$76,394

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).

(2) We compare the change in the sales from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect during the last day of the prior comparable period, rather than the actual exchange rates in effect during the respective periods.

	For the Three Months Ended March 31,
(in thousands)	2023	2022

Hardware	$54,962	$46,452
Software	10,279	10,278
Service	19,727	19,926
Total Sales	$84,968	$76,656

Hardware as a percentage of total sales	64.7%	60.6%
Software as a percentage of total sales	12.1%	13.4%
Service as a percentage of total sales	23.2%	26.0%

Total Recurring Revenue (3)	$16,685	$16,473
Recurring revenue as a percentage of total sales	19.6%	21.5%

(3) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

	Fiscal quarter ending June 30, 2023
	Low	High
GAAP diluted loss per share range	$(1.80)	$(1.13)
Stock-based compensation	0.30	0.30
Purchase accounting intangible amortization	0.07	0.07
Restructuring and other costs	0.75	0.39
Non-GAAP tax adjustments	0.21	0.15
Non-GAAP diluted loss per share	$(0.47)	$(0.22)